EXHIBIT 10.27


                        ACCOUNT RECEIVABLE SALE AGREEMENT

     THIS SALE OF ACCOUNT RECEIVABLE AGREEMENT (this "Agreement"), dated as of June 30, 2005, is made by and among Windswept Environmental Group, Inc., a Delaware corporation ("WEGI") and Trade-Winds Environmental Restoration Inc., a New York corporation, ("Trade-Winds") each with an office at 100 Sweeneydale Avenue, Bay Shore, New York 11706 and Spotless Plastics (USA), Inc., a Delaware corporation with an office at 150 Motor Parkway, Hauppauge, New York 11788 ("Spotless" or the "Assignor").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, WEGI, Trade-Winds and Spotless entered into an Account Receivable Finance Agreement dated as of February 5, 2004 (the "Finance Agreement"), pursuant to which WEGI and Trade-Winds sold certain accounts receivable to Spotless; and

     WHEREAS, Spotless, WEGI and Trade-Winds have agreed that Spotless shall sell an account receivable to Trade-Winds pursuant to the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is HEREBY AGREED:

     1. Sale and Purchase. As of the date hereof, and subject to the terms and conditions set forth herein, Spotless sells, assigns, delivers and transfers to WEGI and Trade-Winds (collectively, the "Purchaser" or the "Assignee"), and the Purchaser purchases, assumes, receives and accepts, all right, title and interest in and to the account in the currently outstanding amount of $189,196.82, bearing the Purchaser identification number NYC004, due from the New York City Department of Environmental Protection (the "Account"), including, without limitation, all of Assignor's rights, title and interest to all agreements, instruments, invoices, and other documents evidencing, or relating to the Account and any actions, claims, lawsuits or rights of any nature whatsoever, whether against the debtor or any other party, arising out of or in connection with the Account, including, without limitation, Assignor's rights to receive any cash, securities, instruments and/or other property issued in respect of the Account to Assignor (all of the foregoing, the "Assets").

     2. Payment of the Purchase Price. On or before June 30, 2006, the Purchaser shall pay to Spotless the amount of the purchase price of the Assets, in immediately available funds, $189,196.82 (the "Purchase Price"). Each of WEGI and Trade-Winds shall be jointly and severally liable for the entirety of the Purchase Price, without any defense, counterclaim or requirement of notice, all of which are expressly waived by the Purchaser.

     3. Liabilities. The Purchaser shall assume and agree to pay, perform and discharge when due all obligations and liabilities arising out of, in connection with or related to the Assets from and after the date hereof, and Spotless shall have no such obligations and liabilities.

SPOTLESS AND ITS AFFILIATES MAKE NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED WITH RESPECT TO THE ASSETS. IN PARTICULAR, BUT WITHOUT LIMITATION, SPOTLESS MAKES NO REPRESENTATION OR WARRANTY AS TO THE ENFORCEABILITY OR COLLECTIBILITY OF THE ASSET OR ANY DOCUMENTATION PERTAINING THERETO.

     4. Costs and Fees. All costs and fees relating to the assignment, registration, licensing or transfer of any of the Assets to the Purchaser under this Agreement shall be borne by the Purchaser.

     5. Representations and Warranties of the Purchaser. Each of the Purchaser hereby represents and warrants as follows: (a) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; (b) this agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject only to laws affecting the rights of creditors generally and limitation on equitable enforcement; (c) the obligations of the Purchaser hereunder are not subject to any prior rights of any creditors of the Purchaser, including without limitation any rights under the Master Security Agreement, dated the date hereof, by and among WEGI, certain of WEGI's subsidiaries and Laurus Master Fund, Ltd.

     6. Amendment in Writing. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by an instrument in writing signed by both of the parties hereto.

     7. Governing Law; Jurisdiction. This Agreement shall be construed and the obligations of the parties hereunder shall be determined in accordance with the laws of the State of New York without reference to any conflicts of law provisions (except for N.Y. GEN. OBLIG. LAW ss. 5-1401 and ss. 5-1402). Each party hereto irrevocably and unconditionally consents to the jurisdiction of the courts of the United States and of the state of New York located in the County and State of New York in any action to enforce, interpret or construe any provision of this Agreement.

     8. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

     9. Agreement Binding. All the terms of this Agreement shall be binding upon the respective successors and assigns of the parties hereto and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

     10.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                     SPOTLESS PLASTICS (U.S.A.), INC.



                                     By:  /s/ Charles L. Kelly, Jr.
                                        -------------------------------------
                                     Name:  Charles L. Kelly, Jr.
                                     Title: Senior Vice President of Operations



                                     WINDSWEPT ENVIRONMENTAL GROUP, INC.


                                     By:  /s/ Michael O'Reilly
                                        -------------------------------------
                                     Name:  Michael O'Reilly
                                     Title: President



                                     TRADE-WINDS ENVIRONMENTAL RESTORATION, INC.



                                     By:   /s/ Michael O'Reilly
                                        -------------------------------------
                                     Name: Michael O'Reilly
                                     Title: President